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                                                                    EXHIBIT 21.1

                         Medical Properties Trust, Inc.

                              List of Subsidiaries

Medical Properties Trust, LLC

MPT Operating Partnership, L.P.

MPT Development Services, Inc.

MPT of West Houston MOB, LLC

MPT of West Houston, MOB, L.P.

MPT of West Houston Hospital, LLC

MPT of West Houston Hospital, L.P.

MPT of Bucks County, LLC

MPT of Bucks County, L.P.

MPT of Bucks County MOB, LLC

MPT of Bucks County MOB, L.P.

MPT of Bucks County Hospital, LLC

MPT of Bucks County Hospital, L.P.

MPT of North Cypress, LLC

MPT of North Cypress, L.P.

MPT Finance Company, LLC

4499 Acushnet Avenue, LLC

1300 Campbell Lane, LLC

8451 Pearl Street, LLC

92 Brick Road, LLC

Kentfield THCI Holding Company, LLC

MPT of California, LLC

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7173 North Sharon Avenue, LLC

San Joaquin Health Care Associates, Limited Partnership

MPT of Victorville, LLC

MPT of Bloomington, LLC

MPT of Redding, LLC

MPT of Covington, LLC

MPT of Denham Springs, LLC

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